Exhibit 10.2

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into this _________, 2019, between Ucommune Group Holdings Limited, a Cayman Islands company (the “Company”), and           (the “Indemnitee”).

A.                                    The Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for corporate directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.                                    The Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.                                    The Indemnitee does not regard the current protection available for the Company’s directors, officers, employees, controlling persons, agents and fiduciaries as adequate under the present circumstances, and the Indemnitee and other directors, officers, employees, controlling persons, agents and fiduciaries of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D.                                    The Company:  (i) desires to attract and retain the involvement of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, to induce the Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to the Indemnitee to the maximum extent permitted by law.

NOW, THEREFORE, in consideration of the Indemnitee’s service to the Company, the parties hereto agree as follows:

1.                                      Indemnity of Indemnitee.  The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Memorandum and Articles of Association (as amended from time to time) or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of an exempted company of Cayman Islands to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule that narrows the right of an exempted company of Cayman Islands to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 3 hereof.

2.                                      Additional Indemnity.  Subject only to the limitations set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify the Indemnitee:

(a)         against any and all expenses (including attorneys’ fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed action, claim, suit, arbitration, alternative dispute resolution mechanism, investigation or any other proceeding, whether civil, criminal, administrative or investigative (including any appeal therefrom and including an action by or in the right of the Company) to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively, a “Proceeding”); and

(b)         otherwise to the fullest extent as may be provided to the Indemnitee by the Company under the Company’s Memorandum and Articles of Association (as amended from time to time) and the Companies Law of the Cayman Islands (as amended from time to time).

3.                                      Limitations on Additional Indemnity.

(a)         No indemnity pursuant to Section 2 hereof shall be paid by the Company for any of the following:

(i)                                     except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any Directors’ and Officers’ Insurance purchased and maintained by the Company;

(ii)                                  in respect to remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(iii)                               on account of any Proceeding in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(iv)                              on account of any Proceeding to the extent that the Indemnitee is a plaintiff, a counter-complainant or a cross-complainant therein (other than a Proceeding referred to in Section 8 hereof) unless such Proceeding was authorized in the specific case by action of the Board of Directors; or

(v)                                 if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and the Indemnitee have been advised that the United States Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

(b)                                 In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of the Company shall be paid by the Company for any of the following:

(i)                                     in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company in the performance of the Indemnitee’s duty to the Company and its stockholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(ii)                                  of amounts paid in settling or otherwise disposing of a pending action without court approval;

(iii)                               of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval;

(iv)                              on account of the Indemnitee’s acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

(v)                                 on account of acts or omissions that the Indemnitee believes to be contrary to the best interests of the Company or its stockholders or that involve the absence of good faith on the part of the Indemnitee;

(vi)                              with respect to any transaction from which the Indemnitee derived an improper personal benefit;

(vii)                           on account of acts or omissions that show a reckless disregard for the Indemnitee’s duty to the Company or its stockholders in circumstances in which the Indemnitee was aware, or should have been aware, in the ordinary course of performing such duties, of a risk of serious injury to the Company or its stockholders; or

(viii)                        on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnitee’s duty to the Company or its stockholders.

4.                                      Contribution.  If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a court decision described in Section 3(a)(v) hereof based on grounds other than any of those set forth in Sections 3(a)(ii) through (iv) hereof or in Sections 3(b)(i) through (vii) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect:  (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

5.                                      Continuation of Obligations.  All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was an officer or director of the Company or serving in any other capacity referred to herein.

6.                                      Notification and Defense of Claim.  Not later than thirty (30) days after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to the Indemnitee otherwise than under this Agreement.  With respect to any such action, suit or proceeding as to which the Indemnitee notifies the Company of the commencement thereof:

(a)         the Company will be entitled to participate therein at its own expense;

(b)         except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  The Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless:  (i) the employment of counsel by the Indemnitee has been authorized by the Company; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of the Indemnitee’s separate counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)          the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

7.                                      Advancement and Repayment of Expenses.  If the Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Company shall advance to the Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten business days after receiving copies of invoices presented to the Indemnitee for such expenses; and

(a)         The Indemnitee agrees that the Indemnitee will reimburse the Company for all reasonable expenses paid by the Company in defending any Proceeding in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that the Indemnitee is not entitled, under applicable law, the Company’s Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

(b)         Notwithstanding the foregoing, the Company shall not be required to advance such expenses to the Indemnitee if the Indemnitee:  (i) commences or is a party to any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board of Directors that alleges willful misappropriation of corporate assets by the Indemnitee, disclosure of confidential information in violation of the Indemnitee’s fiduciary or contractual obligations to the Company or any other willful and deliberate breach in bad faith of the Indemnitee’s duty to the Company or its stockholders.

8.                                      Enforcement.  If the Indemnitee brings any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

9.                                      Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

10.                               Non-Exclusivity of Rights.  The rights conferred on the Indemnitee by this Agreement shall not be exclusive of any other right that the Indemnitee may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Articles, agreement, vote of stockholders or directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding office.

11.                               Survival of Rights.  The rights conferred on the Indemnitee by this Agreement shall continue after the Indemnitee has ceased to be a director, officer, employee or other agent of the Company and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

12.                               Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given:  (a) five (5) calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid; (b) upon delivery, if delivered by hand; (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or (d) one (1) day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to the Indemnitee, at Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as such party may designate by ten (10) calendar days’ advance written notice to the other party hereto.

13.                               Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14.                               Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of Hong Kong, without regard to conflict of law provisions thereof.

15.                               Dispute Resolution.  Any dispute, controversy or difference between the parties hereto arising out of, in connection with or relating to, this Agreement (a “Dispute”) shall be resolved through arbitration pursuant to this Section 15.  The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in effect at the time of the arbitration. There shall be three arbitrators.  Each of the following: (i) the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”) and (ii) the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”) shall select one arbitrator.  The party commencing the arbitration shall nominate his arbitrator at the time of filing the demand for arbitration.  The Respondent shall nominate his arbitrator within thirty (30) days after receiving the demand for arbitration.  Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list.  The HKIAC shall select the third arbitrator.  Each arbitrator shall be qualified to practice law in Hong Kong.  If either party does not appoint an arbitrator within the time set forth above or if there are more than one Claimant or one Respondent and the Claimant (or Respondent as the case may be) fails to agree on the selection of the same arbitrator between themselves as provided above, the relevant appointment or selection shall be made by the HKIAC.  The arbitration proceedings shall be conducted in English.  If the HKIAC Rules are in conflict with the provisions of this Section 15 including the provisions concerning the appointment of arbitrators, the provisions of this Section 15 shall prevail.  The arbitration tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the Hong Kong and shall not apply any other substantive law.  In making their award, the arbitrators shall have the authority to award attorney’s fees and other costs and expenses of the arbitration as they deem just and appropriate under the circumstances. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.  A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

16.                               Binding Effect.  This Agreement shall be binding upon the Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of the Indemnitee, the Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

17.                               Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.                               Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

19.                               No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the day and year first above written.

COMPANY:

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of	)
Ucommune Group Holdings Limited	)
by its duly authorized representative	)
in the presence of:	) Name:
) Title:
)

Witness

Signature Page to Indemnification Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the day and year first above written.

INDEMNITEE:

SIGNED SEALED AND DELIVERED	)
as a DEED by	)
[ ]	)
in the presence of:	)
)
)

Witness

Signature Page to Indemnification Agreement